Exhibit 99.1

ACLARIS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

WAYNE, PA, October 17, 2018 — Aclaris Therapeutics, Inc. (Nasdaq: ACRS), a dermatologist-led, biopharmaceutical company focused on identifying, developing, and commercializing innovative therapies to address significant unmet patient needs in aesthetic and medical dermatology and immunology, today announced that it intends to offer and sell, subject to market conditions, shares of its common stock in an underwritten public offering.  All of the shares of common stock to be sold in the offering will be offered by Aclaris. Aclaris also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering on the same terms and conditions.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Leerink Partners and Evercore ISI are acting as joint book-running managers for the offering.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on November 2, 2016 and declared effective by the SEC on November 14, 2016.  The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.  A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, New York 10055, by telephone at 888-474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a dermatologist-led biopharmaceutical company focused on identifying, developing, and commercializing innovative therapies to address significant unmet needs in dermatology, both aesthetic and medical, and immunology.  Aclaris’ focus on market segments with no FDA-approved medications or where treatment gaps exist has resulted in the first FDA-approved treatment for raised seborrheic keratoses and several clinical programs to develop medications for the potential treatment of common warts, alopecia areata, and vitiligo.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Aclaris Therapeutics, Inc., including statements about Aclaris’ anticipated public offering and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors as are set forth in the risk factors detailed in Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2017 and other filings Aclaris makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Aclaris’ views as of the date hereof. Aclaris anticipates that subsequent events and developments will cause Aclaris’ views to change. However, while Aclaris may elect to update these forward-looking statements at some point in the future, Aclaris specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aclaris’ views as of any date subsequent to the date hereof.

# # #

Contact:

Aclaris Contact

Michael Tung, M.D.

Senior Vice President

Corporate Strategy/Investor Relations

484-329-2140

mtung@aclaristx.com

Media Contact

Sheila Kennedy

Vice President, Corporate Communications

484-321-5559

media@aclaristx.com